STOCKHOLDERS’ AGREEMENT

This Stockholders’ Agreement (this “Agreement”) dated as of July10, 2009 (the “Effective Date”) is by and between MyoCardioCare, Inc., a Delaware corporation (“MCC”), and Biophan Technologies, Inc., a Nevada corporation (“BIOPHAN”).  MCC and BIOPHAN are individually a “Party”, and together are the “Parties,” to this Agreement.

WHEREAS, MCC has determined that it is in its business interest to acquire certain assets and intellectual property of BIOPHAN and BIOPHAN has determined it is in its business interest to sell such assets and Intellectual property to MCC; and

WHEREAS, in connection with the sale of assets and intellectual property, BIOPHAN will receive a 20% ownership interest in MCC;

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.           Rights of First Refusal.

(a)           After an initial sale of financing by MCC, which shall take place before December 31, 2009, before any shares of MCC Stock, or any beneficial interest therein, may be sold, by MCC, such shares shall first be offered to BIOPHAN as set forth below.

(b)           MCC shall deliver a notice (the “Notice”) to BIOPHAN stating (i) its intention to sell securities, (ii) the number of securities proposed to be sold or transferred (the “Noticed Shares”), and (iii) the price for which it is proposed to sell or transfer the Noticed Shares and the terms of payment of that price and other terms and conditions of sale.

(c)           Within five business days following receipt of the Notice, Biophan must notify MCC in writing of its intention to purchase all or some of the Noticed Shares (pro rata on the basis of BIOPHAN’s beneficial ownership interest in MCC at the time of the Notice) on the same price, terms and conditions set forth in the Notice.    Biophan shall have thirty (30) days to deliver the purchase price for the Noticed Shares and complete the closing of the Noticed Shares.

(d)           In the case of a transfer of shares of MCC Stock not involving a sale, the fair market value of the shares shall be determined in good faith by the MCC’s Board of Directors. Fair market value shall be determined after taking into account any potential initial public offering or private sale, with no discount for lack of control, minority interest, marketability, or any other discount. The fair market value of any Stockholder’s shares shall be such Stockholder’s percentage interest in the fair market value of the Company as a whole.

(e)           If BIOPHAN (including any Permitted Assignees) does not elect to purchase the Noticed Shares, then MCC may sell the Noticed Shares to any purchaser at the price specified in the Notice or at a higher price, provided that such sale or transfer is consummated within five (5) months of the date of the Notice to BIOPHAN.

(f)           MCC may, at any time prior to the sale, withdraw the Notice.

2.           Tag-Along_Rights.

(a)           If MCC, at any time or from time to time, enters into an agreement to sell its shares in a public offering (a “Tag-Along Sale”), then BIOPHAN shall have the right, but not the obligation, to participate in such Tag-Along Sale by selling up to its pro rata interest (pro rata on the basis of BIOPHAN’s beneficial ownership interest in MCC at the time of the Tag-Along Sale)

(b)           Any such participation by BIOPHAN shall be on the same terms and conditions as the proposed Tag-Along Sale, including any lock-up provisions.

3.           Miscellaneous.

(a)           No Third Party Beneficiaries.  Except as specifically provided in this Agreement, this Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

(b)           Entire Agreement.  Except as agreed to by the Parties in writing, this Agreement, the Schedules and Exhibits hereto, and the Ancillary Agreements constitute the entire agreement among the Parties and supersedes any prior understandings, agreements or representations by or among the Parties, whether written or oral, with respect to the subject matter hereof.

(c)           Assignment.  No Party may assign either this Agreement or any of its rights, interests or obligations under this Agreement without the prior written approval of the other Parties; provided, however, that MCC may, without notice to or consent of BIOPHAN, (i) assign all of its rights and interests and delegate all of its obligations under this Agreement to a Third Party in connection with the sale of all or substantially all of the capital stock of MCC or all or substantially all of the assets to which this Agreement relates (whether by merger, consolidation or otherwise) to such Third Party, provided that such Third Party executes a counterpart to this Agreement acknowledging and agreeing to assume all such obligations of MCC and its Affiliates under this Agreement; (ii) assign all of its rights and interests to one or more of its Affiliates; (iii) assign right, title and interest in and to any of the Assigned Intellectual Property Rights to any Party; and (iv) designate one or more of its Affiliates to perform its obligations under this Agreement provided that such designation shall not relieve MCC from its obligations under this Agreement.  Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns.

(d)           Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(e)           Headings.  The Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(f)           Notices.  All communications between BIOPHAN and MCC relating to this Agreement and the subject matter hereof shall be directed to the persons designated to receive notices set forth herein or such other individuals as they may designate.  All notices, requests, demands, claims and other communications under this Agreement shall be in writing.  Any notice, request, demand, claim or other communication under this Agreement shall be deemed duly given (i) when delivered personally to the recipient, (ii) upon confirmation of facsimile (with a confirmation copy to be sent by overnight delivery) or (iii) one business day following the date sent when sent by overnight delivery, at the following address:

If to BIOPHAN:

BIOPHAN Technologies, Inc.
15 Schoen Place
Pittsford, NY 14534
Attention:  John Lanzafame, CEO

If to MCC:

MyoCardioCare, Inc.
4165 Taliesin Way
Fort Collins, CO 80524-9377

Attention:  Frank W. Terrizzi, President

Any Party may change the named individual and address to which notices, requests, demands, Claims and other communications under this Agreement are to be delivered by giving the other Party notice in the manner herein set forth.

(g)           Governing Law.  This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.  The Parties hereto submit to the exclusive jurisdiction of the State and Federal courts in the State of New York and Monroe County with respect to any dispute.

(h)           Amendments and Waivers.  No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by MCC and BIOPHAN.  No waiver by any Party of any provision of this Agreement or any default, misrepresentation or breach of warranty or covenant under this Agreement, whether intentional or not, shall be valid unless the same shall be in writing and signed by the Party making such waiver nor shall such wavier be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant under this Agreement or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.  Any consent, waiver or amendment signed by BIOPHAN shall be deemed the consent, waiver or amendment of BIOPHAN and its affiliates and any consent, waiver or amendment signed by a Representative of MCC shall be deemed the consent, waiver or amendment of MCC’s affiliates pursuant hereto.

(i)           Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.  In the event that any term or provision of this Agreement would, under applicable law, be invalid or unenforceable in any respect, each Party intends that such provision will be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law.  For any such invalid or unenforceable provision, the Parties shall use commercially reasonable efforts to negotiate a substitute valid and enforceable provision while preserving to the fullest extent possible the intent and agreements of the Parties set forth herein.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as an agreement under seal as of the date first above written.

MYOCARDIOCARE, INC.

By:	/s/Frank W. Terrizzi
Name: Frank W. Terrizzi
Title: President

BIOPHAN TECHNOLOGIES, INC

By:	/s/ John Lanzafame
Name: John Lanzafame
Title: Chief Executive Officer